UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 17, 2012, we entered into a registration rights agreement (the “Agreement”) through which we agreed to register with the U.S. Securities and Exchange Commission 3,084,096 of our registered shares (the “Shares”) that were issued in a non-material acquisition to facilitate the resale of the Shares by the recipients thereof. On May 17, 2012, we are filing a prospectus supplement covering the Shares under our registration statement on Form S-3 (Registration No. 333-174485) filed with the U.S. Securities and Exchange Commission. A copy of the Agreement is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference. In connection with the registration of the Shares, we are filing a legal opinion as Exhibit 5.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement among Weatherford International Ltd. and certain shareholders dated May 17, 2012.

5.1	Opinion of Baker & McKenzie Geneva regarding the validity of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: May 17, 2012
/s/ Joseph C. Henry
Joseph C. Henry
Senior Vice President, Co-General Counsel
and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Registration Rights Agreement among Weatherford International Ltd. and certain shareholders dated May 17, 2012.

5.1	Opinion of Baker & McKenzie Geneva regarding the validity of the Shares.